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                                                                   EXHIBIT 10.22

        Roundy's, Inc. Board of Directors Resolutions Amending Deferred
                                Compensation Plan

WHEREAS, the Company sponsors the Roundy's, Inc. Deferred Compensation Plan (the "Plan"), pursuant to which the Company's employees participating therein have elected to defer the receipt of a portion of their compensation until after the termination of their employment; and

WHEREAS, the Plan currently provides that, upon the termination of a participant's employment prior to reaching his or her designated retirement age, such participant will receive his or her deferred compensation benefit in a lump sum rather than on the benefit payment terms previously selected by such participant; and

WHEREAS, the Company wishes to eliminate this provision such that a participant's deferred compensation benefit will be payable upon the terms designated by the participant regardless of when his or her employment terminates;

NOW THEREFORE, effective immediately upon the adoption of these resolutions, the Plan is hereby amended as follows:

     The paragraph entitled " - Other Terminations of Employment Except Due to Death or Normal Retirement" is repealed and recreated to read in its entirety as follows:

          "A participant whose benefit is payable for a reason other than (i) normal retirement at or after age 65 (or such earlier age as such participant may have elected in his or her Deferred Compensation Agreement(s)) or (ii) death, will receive his or her deferred compensation benefit on the terms provided in the preceding paragraph, commencing at age 65 (or such earlier age as such participant may have elected in his or her Deferred Compensation Agreement(s))."

     This amendment shall be effective for all deferrals under the Plan, including those made prior to the adoption of this amendment ("Prior Deferrals") as well as those made hereafter; provided that it shall not be effective for any participant as to Prior Deferrals until such participant has consented to this amendment.